SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2004 (March 26, 2004)

     SONIC MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada		680507505

(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

23091 Timberline Way, Lake Forest, CA 92630
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (949) 455-9412
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On February 10, 2004, Sonic Media, Inc. announced its intention to acquire all of the issued and outstanding shares of Global Botanics, Inc., a corporation organized under the laws of Niue (“GBI”). On March 26, 2004, Sonic Media, Inc. executed a stock purchase agreement with the stockholders of GBI (“Stock Purchase Agreement”).

GBI owns U.S. Patents 5,837,252; 5,945,106; 6,004,559 and 6,039,955. These patents relate to the production and use of proprietary extracts from the North American plant species, Larrea tridentata. The current patented technology covers extraction and purification technologies as well as utility of extracts as antiviral, anti-inflammatory, antimicrobial and antioxidant agents. Specific claims allowed in the issued patents include: a method of treating herpes lesions and herpes viruses in humans using an effective amount of an extract of Larrea tridentata; a method of treating herpes viruses and symptomatic herpes virus lesions of the group: herpes simplex 1 (cold sores), herpes simplex 2 (genital herpes), varicella-zoster virus (chickenpox and shingles), human herpes virus 4 (Epstein-Barr virus, mononucleosis), human herpes virus 5 (cytomegalovirus), human herpes viruses 6 and 7 (roseoloviruses), and herpes virus 8 (Kaposi’s sarcoma); stimulation of human immune system function; a herpes treatment agent comprising a formulation of Larrea tridentata; and an agent for treatment of inflammation and inflammatory disease comprising a formulation of Larrea tridentata. In addition to the existing patents, GBI will aggressively prosecute pending patent applications to secure final issuance of multiple U.S. and international patents, which expand on the already patented technologies. The patents are currently licensed on a non-exclusive basis to Larrearx, Inc. for medically related consumer products.

The terms of the Stock Purchase Agreement require Sonic Media, Inc. to issue three million five hundred thousand (3,500,000) shares of restricted common stock on a pro-rata basis to the shareholders of GBI. The value of the shares of GBI were based on current and projected sales by the current technology licensee, projected by GBI to result in profits of $5.2 million in year 1, $10.5 million in year 2, and $19.3 million in year 3. Also, based on the current portfolio of marketing license agreements, management believes that GBI’s revenue growth will approximate 50% in the next 3 years.

There are no material relationships between Sonic Media, Inc., its officers, directors or affiliates and GBI.

ITEM 7. Financial Statements and Exhibits.

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Financial Statements of the Business Acquired.

Any required financial statements will be filed by amendment to this Form 8-K by no later than June 4, 2004.

(b) Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Form 8-K not later than May 30, 2004.

(c) Exhibits

2.1 Stock Purchase Agreement dated as of March 26, 2004, between the Company and the stockholders of GBI, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SONIC MEDIA, INC.

By: /s/ David Kalenuik

David Kalenuik, President

Dated: April 9, 2004